EXHIBIT 99.1

ACCO BRANDS CORPORATION ANNOUNCES
EXCHANGE OFFER FOR 6.75% SENIOR NOTES DUE 2020

LAKE ZURICH, Ill, May 17, 2013—ACCO Brands Corporation (the “Company”) announced today that it has commenced an offer to enable holders of its outstanding privately placed $500 million aggregate principal amount of 6.75% Senior Notes due 2020 (the “Old Notes”) to exchange any and all of the Old Notes for a like principal amount of 6.75% Senior Notes due 2020 that have been registered under the Securities Act of 1933, as amended (the “New Notes”).

The sole purpose of the exchange offer is to fulfill the Company’s obligation to offer New Notes in exchange for Old Notes as required under the registration rights agreement that the Company entered into in connection with the sale of the Old Notes.  Because the Company issued the Old Notes in a private placement transaction, the Old Notes are subject to transfer restrictions.  The exchange offer will allow for the exchange of Old Notes for New Notes that are substantially identical to the Old Notes, except that the New Notes have been registered under the Securities Act of 1933 and, accordingly, the transfer restrictions and registration rights provisions relating to the Old Notes will not apply to the New Notes.

Following the completion of the exchange offer, the Company will continue to have $500 million aggregate principal amount of its senior notes outstanding.

The exchange offer will expire at 5:00 p.m., New York City time, on June 17, 2013, unless extended by the Company.  Valid tenders of the Old Notes must be made, and may be withdrawn at any time, before the exchange offer expires.

The terms of the exchange offer and other information relating to the Company are set forth in a prospectus dated May 17, 2013, the letter of transmittal and related materials.  The Company urges holders of the Old Notes to read the prospectus, letter of transmittal and related materials because they contain important information about the exchange offer.  Holders of the Old Notes may obtain the prospectus and related materials from Wells Fargo Bank, National Association, the exchange agent for the exchange offer, which can be contacted at:

Wells Fargo Bank, N.A.
Attn: Corporate Trust Operations
MAC N9303-121
Sixth and Marquette
Minneapolis, MN 55479
Telephone (800) 344-5128

This press release does not constitute an offer to sell or a solicitation of an offer to buy or exchange the Old Notes or the New Notes, nor shall there be any offer, solicitation or exchange of any Old Notes or New Notes in any jurisdiction in which such offer, solicitation or exchange would be unlawful.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest suppliers of branded office and consumer products and print finishing solutions. Our widely recognized brands include AT-A-GLANCE®, Day-Timer®, Five Star®, GBC®, Hilroy®, Kensington®, Marbig, Mead®, NOBO, Quartet®, Rexel, Swingline®, Tilibra®, Wilson Jones® and many others. We design, market and sell products in more than 100 countries around the world.

Forward-Looking Statements

This press release contains statements which may be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Examples of these statements include, but are not limited to, statements regarding the Company’s expectations regarding the Old Notes to be exchanged in the exchange offer, the timing of the exchange offer and other conditions to the exchange offer.  These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and we undertake no obligation to update them.  Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company’s securities.

Among the factors that could affect our results or cause our plans, actions and results to differ materially from current expectations are: the concentration of our business with a relatively  limited number of customers, and the impact of a loss or bankruptcy of a major customer or a substantial reduction in orders from a major customer; the further consolidation of the office products industry and further consolidation of our customers; decisions made by our large and sophisticated customers, including decisions to expand the sourcing of their own private label products; decisions by our competitors, including taking advantage of low entry barriers to expand their introduction and production of competing products; decisions made by end-users of our products, such as whether to purchase substitute or alternative products, including electronic versions of our time management and planning products; commercial and consumer spending decisions during periods of economic uncertainty; the continued integration of the Consumer & Office Products business of MeadWestvaco Corporation with our business, operations and culture, and the ability to realize cost synergies, growth opportunities and other potential benefits of the merger within the time frame currently contemplated; our ability to successfully expand our business in developing and emerging markets; litigation or legal proceedings other than claims, lawsuits and actions incidental to our business; the risks associated with outsourcing production of certain of our products to suppliers in China and other Asia-Pacific countries; the development, introduction and acceptance of new products in the office and school products markets, and the decline in the use of paper-based dated time management and productivity tools; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities; material failure, inadequacy or interruption of our information technology systems; the risks associated with seasonality; foreign currency and interest rate fluctuations; our ability to secure, protect and maintain rights to intellectual property; retention of key employees; risks associated with our substantial indebtedness; and other risks and uncertainties described under “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, and in other reports we file with the SEC.

For further information:

Investor Contact:
Jennifer Rice, 847-796-4320
jennifer.rice@acco.com

or

Media Contact:
Rich Nelson, 847-796-4059
rich.nelson@acco.com